Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION OF

SUMMIT HOTEL PROPERTIES, INC.

Summit Hotel Properties, Inc. (the “Company”) is a self-managed hotel investment company that was organized on June 30, 2010 as a Maryland corporation. The Company holds both general and limited partnership interests in Summit Hotel OP, LP (the “Operating Partnership”), a Delaware limited partnership also organized on June 30, 2010.

Unless stated otherwise or the context otherwise requires, references in this report to “we”, “our”, “us”, “our company” or “the company” mean Summit Hotel Properties, Inc. and its consolidated subsidiaries.

On September 9, 2014, we purchased the Hampton Inn & Suites Austin — Downtown/ Convention Center (the “Austin Hampton Inn”) in Austin, Texas.  The hotel has 209 guestrooms and we completed the acquisition for a purchase price of $53.0 million.  We funded the acquisition with borrowings under our senior unsecured revolving credit facility.

The unaudited pro forma consolidated statements of operations for the Company for the six months ended June 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition of the Austin Hampton Inn had been completed on January 1, 2013.

The unaudited pro forma consolidated financial information is not necessarily indicative of what our consolidated results of operations would have been assuming the acquisition of the Austin Hampton Inn had been completed on January 1, 2013, nor is it indicative of the consolidated results of operations for future periods. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Austin Hampton Inn have been made. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Summit Hotel Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2014

(in thousands, except per share amounts)

	Historical Summit Hotel Properties, Inc.	Historical Austin Hampton Inn (1)	Pro Forma Adjustments		Pro Forma Summit Hotel Properties, Inc.

Revenues:
Room	$184,232	$6,023	$—		$190,255
Other hotel operations revenue	10,837	496	—		11,333
Total revenues	195,069	6,519	—		201,588

Expenses:
Hotel operating expenses:
Room	49,677	940	—		50,617
Other direct	25,234	886	—		26,120
Other indirect	51,617	1,933	179	(2) (3) (4)	53,729
Total hotel operating expenses	126,528	3,759	179		130,466
Depreciation and amortization	32,075	355	438	(5)	32,868
Corporate general and administrative	9,622	—	—		9,622
Hotel property acquisition costs	709	—	—		709
Loss on impairment of assets	660	—	—		660
Total expenses	169,594	4,114	617		174,325
Operating income (loss)	25,475	2,405	(617)		27,263

Other income (expense):
Interest expense	(13,206)	(315)	(224	)(6)	(13,745)
Other income	286	—	—		286
Total other expense, net	(12,920)	(315)	(224)		(13,459)

Income (loss) from continuing operations before income taxes	12,555	2,090	(841)		13,804
Income tax expense	(407)	—	—		(407)
Income (loss) from continuing operations	12,148	2,090	(841)		13,397

Income attributable to non-controlling interests:
Operating partnership	47	—	15	(7)	62
Joint venture	1	—	—		1
Net income (loss) from continuing operations attributable to Summit Hotel Properties, Inc.	12,100	2,090	(856)		13,334
Preferred dividends	(8,294)	—	—		(8,294)
Net income (loss) from continuing operations attributable to common stockholders	$3,806	$2,090	$(856)		$5,040

Earnings per share:
Basic and diluted net income per share from continuing operations	$0.04				$0.06

Weighted average common shares outstanding:
Basic	85,136				85,136
Diluted	85,596				85,596

Summit Hotel Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Historical Summit Hotel Properties, Inc.	Historical Austin Hampton Inn (1)	Pro Forma Adjustments		Pro Forma Summit Hotel Properties, Inc.

Revenues:
Room	$283,279	$10,826	$—		$294,105
Other hotel operations revenue	15,679	1,022	—		16,701
Total revenues	298,958	11,848	—		310,806

Expenses:
Hotel operating expenses:
Room	80,391	1,665	—		82,056
Other direct	39,815	1,800	—		41,615
Other indirect	78,136	3,481	354	(2) (3) (4)	81,971
Total hotel operating expenses	198,342	6,946	354		205,642
Depreciation and amortization	51,184	782	804	(5)	52,770
Corporate general and administrative	12,929	—	—		12,929
Hotel property acquisition costs	1,886	—	—		1,886
Loss on impairment of assets	1,369	—	—		1,369
Total expenses	265,710	7,728	1,158		274,596
Operating income (loss)	33,248	4,120	(1,158)		36,210

Other income (expense):
Interest expense	(20,137)	(652)	(446	)(6)	(21,235)
Other expense	(1,592)	—	—		(1,592)
Total other expense, net	(21,729)	(652)	(446)		(22,827)
Income (loss) from continuing operations before income taxes	11,519	3,468	(1,604)		13,383
Income tax expense	(4,894)	—	—		(4,894)

Income (loss) from continuing operations	6,625	3,468	(1,604)		8,489

Income (loss) attributable to non-controlling interests:
Operating partnership	(272)	—	64	(7)	(208)
Joint venture	316	—	—		316
Net income (loss) from continuing operations attributable to Summit Hotel Properties, Inc.	6,581	3,468	(1,668)		8,381
Preferred dividends	(14,590)	—	—		(14,590)

Net income (loss) from continuing operations attributable to common stockholders	$(8,009)	$3,468	$(1,668)		$(6,209)

Earnings per share:
Basic and diluted net loss per share from continuing operations	$(0.11)				$(0.09)

Weighted average common shares outstanding:
Basic	70,327				70,327
Diluted	70,737				70,737

Summit Hotel Properties, Inc.

Notes to Unaudited Pro Forma Financial Information

(dollars in thousands)

(1)

The unaudited pro forma financial information for the six months ended June 30, 2014 and the year ended December 31, 2013, presents the acquisition of the 209 guestroom Austin Hampton Inn as if it occurred on January 1, 2013 for a purchase price of $53.0 million, funded with borrowings under our senior unsecured revolving credit facility.

The following is a summary of assets and liabilities acquired, including the Company’s allocation of the aggregate purchase price for the Austin Hampton Inn, and the net cash disbursed to complete the acquisition.

Assets and Liabilities Acquired

Hotel buildings and improvements	$52,460
Furniture, fixtures and equipment	1,300
Total purchase price	53,760
Other assets	17
Total assets acquired	53,777
Other liabilities	(1,727)
Net assets acquired	$52,050

Net Cash Disbursed

Purchase price	$53,000
Acquisition costs	13
Net working capital	(950)
$52,063

Cash	$13
Draw on revolving credit facility	52,050
$52,063

(2)

The pro forma adjustment represents the difference between the franchise fees previously paid by the property prior to the acquisition by us and the franchise fees that we are contractually obligated to pay.

(3)

The pro forma adjustment represents the difference between the property taxes incurred by the property prior to the acquisition by us and the property taxes that we expect to incur as a result of the increase in the basis of the net assets acquired.

(4)	The pro forma adjustment represents the difference between the management fees previously paid by the property prior to the acquisition by us and the fees that we are contractually obligated to pay.

(5)

The pro forma adjustment represents the difference between the depreciation recorded by the property prior to the acquisition by us and the amount of depreciation that we expect to record based on our basis in the net assets acquired.  We will record depreciation expense using the straight-line method over a 39 year period for buildings and improvements and an unfavorable lease liability and over a five-year period for furniture, fixtures and equipment.

(6)

The pro forma adjustment represents the difference between the interest expense paid by the property prior to the acquisition by us based on the former debt structure of the hotel and the interest expense that we expect to incur as a result of the borrowings under our senior unsecured revolving credit facility that were drawn to complete the acquisition.

(7)	The pro forma adjustment represents the allocation of the pro forma net income of the property to the non-controlling interest of the Company.